EXHIBIT 32

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Magellan Petroleum Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel J. Samela, President, Chief Executive Officer and Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 15, 2007                                                       By: /s/Daniel J.  Samela
                                                                                                  Daniel J. Samela
                                                                  President and Chief Exective Officer
                                                                                      Chief Financial and Accounting Officer

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